                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
--------------------------------------------------------------------------------
                           BAY BANKS OF VIRGINIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                           BAY BANKS OF VIRGINIA, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5) Total fee paid:
--------------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
--------------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                  LeClair Ryan
    Alexandria Office:     A Professional Corporation      Innsbrook Office:
Telephone: (703) 684-8007       Attorneys at Law       Telephone: (804) 270-0070
                                 Eleventh Floor
   Blacksburg Office:         707 East Main Street         Norfolk Office:
Telephone: (540) 961-2762      Richmond, VA 23219      Telephone: (757) 624-1454
                           Telephone: (804) 783-2003
 Charlottesville Office:   Facsimile: (804) 783-2294       Richmond Office:
Telephone: (804) 971-7771                              Telephone: (804) 783-2003


                                 April 19, 2002

Dear Fellow Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 20, 2002, at 1:00 p.m., at Indian Creek Yacht & Country Club, Kilmarnock, Virginia. We would be pleased to have you as our guest for a buffet luncheon starting at 12:00 p.m. If you wish to attend, please indicate this on the luncheon reservation card that is enclosed. This will allow us to have an accurate count of those joining us for the luncheon.

         The primary business of the meeting will be the election of two directors of the Company and the ratification of the appointment of independent auditors, as more fully explained in the accompanying proxy statement.

         During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, the Bank of Lancaster and Bay Trust Company. You will have an opportunity to question management on matters that affect the interests of all stockholders.

         We hope you can join us for the luncheon and attend the Annual Meeting on May 20. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your vote is
                                                                ------------
important.
---------

         Thank you for your interest in the Company's affairs. As always, we are most grateful for your continuing support of Bay Banks of Virginia.

                                   Sincerely,




          Ammon G. Dunton, Jr.             Austin L. Roberts, III
          Chairman of the Board            President and Chief Executive Officer

                           Bay Banks of Virginia, Inc.
                              100 South Main Street
                           Kilmarnock, Virginia 22482

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 20, 2002

To Our Stockholders:

         The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the "Company") will be held at Indian Creek Yacht & Country Club, Kilmarnock, Virginia, on May 20, 2002 at 1:00 p.m. for the following purposes:

         1. To elect two (2) Class I directors, each to serve a three-year term;

         2. To ratify the selection of Yount, Hyde & Barbour P.C., independent certified public accountants, as auditors of the Company for the year ending December 31, 2002; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 1, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                              By Order of the Board of Directors


                                              Hazel S. Farmer
                                              Corporate Secretary

April 19, 2002


PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                           Bay Banks of Virginia, Inc.
                               100 S. Main Street
                           Kilmarnock, Virginia 22482

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 20, 2002

GENERAL

         The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc. (the "Company") the holding company for the Bank of Lancaster and Bay Trust Company (together, the "Subsidiaries"), for the Company's Annual Meeting of Stockholders to be held on Monday, May 20, 2002, at the time and place and for the purpose set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is April 19, 2002.

Revocation and Voting of Proxies

         Execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights and Solicitation

         Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote on April 1, 2002 was 1,152,384. The Company has no other class of stock outstanding. A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

         Each share of common stock entitles the recordholder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

         The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Principal Stockholders

         The only beneficial owner of 5% or more of the outstanding common stock of the Company is the Bay Banks of Virginia Employee Stock Ownership Trust (the "Trust"), which owns 68,635 shares, or 6.0%, of the Company's common stock. The Trust was established pursuant to the Company's Employee Stock Ownership Plan ("ESOP"). Two members of the Board of Directors of the Company and one director of Bank of Lancaster (the "Bank") are trustees of the ESOP. As of April 1, 2002, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         The Company's Board is divided into three classes (I, II and III). The term of office for Class I directors will expire at the Annual Meeting and the nominees to serve as Class I directors are set forth below. Each of the Class I nominees currently serves as a director of the Company. If elected, the nominees will serve until the Annual Meeting of Stockholders held in 2005.

         The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named as nominees below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

         The Board of Directors recommends that stockholders vote for the two nominees set forth below. The two nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

                                             Bank         Company
                                           Director       Director                 Principal Occupation
              Name (Age)                     Since         Since                   During Past Five Years
              ----------                     -----         -----                   ----------------------
Class I (Nominees):

Austin L. Roberts, III (55)                  1990          1997        President and Chief Executive Officer of the
                                                                       Company and the Bank

A. Wayne Saunders (65)                       1992          2000        Secretary and Treasurer of MDAssociates (medical
                                                                       billing), Kilmarnock, VA, and
                                                                       retired Certified Public Accountant

Other Directors Not Standing For Re-election At This Time:

Class II (Directors Serving Until the 2003 Annual Meeting):

Weston F. Conley, Jr. (67)                   1979          1997        Chairman of RCV Seafood Corporation (seafood
                                                                       processor and wholesaler), Morattico, VA

Thomas A. Gosse (55)                         1994          1997        President and Chief Executive Officer since
                                                                       1997 of Northern Neck Insurance Company,
                                                                       Irvington, VA; formerly a principal in the
                                                                       accounting firm of Braun, Dehnert, Clarke &
                                                                       Co., P.C., Irvington, VA

                                             Bank          Company
                                           Director       Director                   Principal Occupation
              Name (Age)                     Since          Since                   During Past Five Years
              ----------                     -----          -----                   ----------------------
Class III (Directors Serving Until the 2004 Annual Meeting):

William A. Creager (69)                      1994          1997        Chairman of Bay Trust Company; Former President
                                                                       and Chairman of Capital Systems Group (a
                                                                       professional services and information systems
                                                                       company), Rockville, MD

Ammon G. Dunton, Jr. (66)                    1977          1997        Chairman of the Board of the Company and the
                                                                       Bank; Attorney, Senior Partner of Dunton,
                                                                       Simmons & Dunton, White Stone, VA

Board Committees and Attendance

         During 2001, there were seven meetings of the Board of Directors. Each director attended at least 75% of all meetings of the Board and applicable committee meetings. The voting members of the Audit Committee consist of the non-employee directors of the Company. The Nominating Committee consists of all directors of the Company.

Directors' Compensation

         Non-employee directors of the Company receive an annual retainer of $3,000 and $200 for each meeting of the Company's Board of Directors. Directors who are employees of the Company and Bank are not compensated for attendance at Board or Committee meetings. The Chairman of the Board, Mr. Ammon G. Dunton, Jr., is a Company and Bank employee. As an employee, he received $35,000 in compensation in 2001, but received no annual retainer or Board or committee attendance fees from the Company or the Subsidiaries.

         In accordance with the 1998 Non-Employee Directors Stock Option Plan approved by stockholders at the 1998 annual meeting, each of the thirteen non-employee directors of the Company and the Subsidiaries were granted in May 2001 stock options for 250 shares of the Company's common stock at its then fair market value. This plan, which reserves a total of 25,000 shares of common stock of the Company, provides that each non-employee director of the Company and the Subsidiaries is eligible to receive a stock option grant for 250 shares in May of each year during the term of the plan.

                        OWNERSHIP OF COMPANY COMMON STOCK

         The following table sets forth, as of April 1, 2002, certain information with respect to the beneficial ownership of Company common stock held by each director and nominee, and by the directors and all executive officers as a group.

                                                                     Amount and Nature of                 Percent
                                  Name                               Beneficial Ownership (1)             of Class
                                  ----                               -------------------------------      --------

         William A. Creager ......................................               3,600 (2) (3)               (4)
         Weston F. Conley, Jr. ...................................              29,559 (2) (3)              2.6 %
         Ammon G. Dunton, Jr. ....................................              42,408 (2) (5)              3.7 %
         Thomas A. Gosse .........................................               2,860 (3) (2)               (4)
         Austin L. Roberts, III ..................................              12,696 (2) (5)              1.1 %
         A. Wayne Saunders .......................................               1,534 (3)                   (4)
         All directors and executive officers as a group .........             160,760 (5)                 13.7 %

_________________
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Creager, 600 shares; Mr. Conley, 6,200 shares; Mr. Dunton, 20,827 shares; Mr. Roberts, 3,000 shares; and Mr. Gosse, 1,460 shares.
(3) Includes 1,000 shares that may be acquired pursuant to currently exercisable stock options granted under the 1998 Non-Employee Directors Stock Option Plan.
(4)  Represents less than 1% of Company common stock.
(5) Includes shares that may be acquired pursuant to currently exercisable stock options, as follows: 1,553 shares by Mr. Dunton; 6,857 shares by Mr. Roberts; and 20,188 shares that may be acquired by all executive officers and non-employee directors of the Company as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 2001.

                             EXECUTIVE COMPENSATION

         No officer receives compensation from the Company. All compensation is paid through the Bank or the Trust Company.

         The following table presents compensation information on the President and Chief Executive Officer of the Company and the Bank. No other executive officer of the Company or the Bank earned over $100,000 in 2001.

                           Summary Compensation Table


                                                                                   Long-Term
                                                                                  Compensation
                                                                              ---------------------
                                                                                   Securities
            Name and                            Annual Compensation (1)            Underlying
                                            ---------------------------------                           All Other
       Principal Position           Year        Salary           Bonus            Options (2)         Compensation (3)
       ------------------           ----        ------           -----            -----------         ----------------
Austin L. Roberts, III              2001     $  145,000     $  17,145                  3,000               $ 8,766
   President/Chief                  2000        145,000            --                  3,000                 7,839
   Executive Officer                1999        135,000            --                    563                 8,006

________________________
(1) Mr. Roberts did not receive perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus.
(2) The Company's stock option plan does not permit the granting of restricted stock awards or stock appreciation rights, and it is the Company's only stock-based long-term compensation plan currently in effect in which employees may participate.
(3) Consists of for 2001: (i) $3,828 accrued on behalf of Mr. Roberts by the Bank under the 401(k) Plan; and (ii) $4,938 contributed by the Company to Mr. Roberts under the Company's ESOP.

Stock Option Grants in 2001

         The Company's stock option plan provides for the granting of incentive stock options to executive officers and key employees of the Company and its subsidiaries. The following table provides certain information concerning stock options granted during 2001 to Mr. Roberts.

                                                      Individual Grants
                                --------------------------------------------------------------
                                                   Percent of
                                   Number of         Total
                                    Shares          Options
                                  Underlying       Granted to      Exercise                             Potential
                                    Options        Employees      Price per      Expiration       Realizable Value (2)
                                                                                                  --------------------
             Name                 Granted (1)       in 2001         Share           Date           5%            10%
             ----                 -----------       -------         -----           ----           --            ---
Austin L. Roberts, III               3,000             20%       $    33.50       4/17/2011    $   63,190   $   160,171

________________________
(1) The option grant is subject to certain performance criteria being achieved. As of this date, there has not been a determination whether the granted options have been earned.
(2) Potential realizable value at the assumed annual rates of stock price appreciation based on actual option term (10 years) and annual compounding.

Stock Option Exercises in 2001 and Year-End Option Values

     The following table shows certain information with respect to the number and value of unexercised options at year-end held by Mr. Roberts.

                                                                           Number of                            Value of
                                 Number of                             Shares Underlying                      Unexercised
                                  Shares                                  Unexercised                         In-the-Money
                                 Acquired                                  Options at                          Options at
                                    on           Value                 December 31, 2000                 December 31, 2000 (2)
                                                                       -----------------                 ---------------------
            Name                 Exercise      Realized (1)     Exercisable      Unexercisable       Exercisable      Unexercisable
            ----                 --------      ------------     -----------      -------------       -----------      -------------
Austin L. Roberts, III              3,000     $    63,000            8,857           3,000         $    141,684     $     1,500

______________________
(1) Calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.
(2) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2001.

Benefit Plans

         Pension Plan. The Company has a non-contributory defined benefit pension plan (the "Pension Plan") which covers substantially all salaried employees who have reached the age of twenty-one and who have completed one year of service. The normal retirement age is 65, but participants may elect early retirement at 55 after 10 years of service at reduced levels of benefits and disability retirement after 10 years of service at full levels of benefits. Vesting is 100% after 5 years of service.

         The following table provides information concerning estimated annual benefits that are payable to covered employees at normal retirement age under the terms of the Pension Plan, based on the compensation and years of service classifications specified below. The plan benefits shown in the table are computed on the basis of a straight life annuity beginning at age 65.

       Average                                 Years of Service
                             --------------------------------------------------------------
     Compensation                15           20            25            30           35
     ------------                --           --            --            --           --
    $  25,000                $  3,750      $   5,000    $   6,250    $   6,250     $  6,250
       50,000                   8,940         11,190       14,900       14,900       14,900
       75,000                  15,503         20,670       25,838       25,838       25,838
      100,000                  22,065         29,420       36,775       36,775       36,775
      125,000                  28,628         38,170       47,713       47,713       47,713
      150,000                  35,190         46,920       58,650       58,650       58,650
      160,000                  40,440         53,920       67,400       67,400       67,400

         The remuneration covered by the Pension Plan is an employee's "final average earnings" which, under the terms of the Pension Plan is defined to be the average of the highest five consecutive calendar years of base salary (reported as "Salary" in the Summary Compensation Table above) earned by the employee during the ten calendar years prior to his or her date of retirement, termination, disability or death. A participant's monthly retirement benefit (if they have twenty-five years of credited service at their normal retirement date) is 25% of their final average pay, plus an additional 18.75% if their pay is in excess of the participant's Social Security covered pay. The Social Security covered pay is the average pay of the participant's working lifetime prior to the year the participant attains his or her Social Security retirement age. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

         Based on current compensation and assuming retirement at the normal retirement age of 65, it is estimated that the annual retirement benefit for Mr. Roberts will be $48,928. The final average earnings and the respective years of service as of October 1, 2001 for Mr. Roberts were $141,790 and ten years, respectively.

         401(k) Plan. The Subsidiaries have a contributory 401(k) plan. All salaried employees are eligible to participate after having worked six months consecutively, and there is no age requirement. Participants may elect to defer between 1% to 15% of their base compensation, which will be contributed to the plan, providing the amount deferred does not exceed the dollar maximum election deferral for each year. The Subsidiaries' match is 100% up to a 2% deferral; the Subsidiaries will provide a 25% match on employee contributions between 2% and 4% of salary. Under the plan, an employee is vested in a Subsidiary's contribution by 20% after three years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the three-year period, he or she forfeits any accrued match contribution.

         Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered sixty-five; early retirement is considered at fifty-five with ten years of vested service; disability retirement has no age requirements but a service requirement of ten years of vested service.

         Stock Option Plan. The Company has two incentive stock option plans for employees, the 1985 plan (which has expired, but certain options granted under the plan are still exercisable) and the 1994 plan. The 1994 plan provides for the award of incentive stock options to key employees of the Bank and as of January 1, 2000 to the employees of Bay Trust Company, as selected by the Compensation Committee. The Compensation Committee of the Company makes awards under the plan and fixes the terms and conditions of each award pursuant to a separate agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options is 100% of the fair market value on the date of the award. The option is not exercisable after the expiration of ten years from the date such option is granted. An option is not transferable by a person to whom it is granted other than by will or the laws of descent and distribution.

         Under the 1985 plan, accounting for two 10% stock dividends and a 2-for-1 split, 31,080 shares were reserved and options covering all such shares have been granted or exercised. Under the 1994 plan, 75,000 shares have been reserved, and options covering 44,282 shares have been granted.

         Employee Stock Ownership Plan (ESOP). The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Company's Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee ownership plan under Section 4975(E)(7) of the Internal Revenue Code. Trustees and an administrative committee as appointed by the Chairman of Company's Board of Directors for the exclusive benefit of participants administer the ESOP. The ESOP is eligible to each Bank of Lancaster and Bay Trust Company employee over the age of twenty-one and credited with at least 1,000 hours of service for the plan year.

Report of the Board of Directors on Executive Compensation

     The Board of Directors of the Company submits this report, which is responsible for establishing and administering the Company's compensation policies and its incentive stock option plan.

     General Compensation Policy
     ---------------------------

     The Company's compensation policy for executive management is designed to achieve the following objectives: (a) to enhance business results of the Company and increase stockholder value by aligning closely the financial interests of its officers with those of its stockholders; (b) to reward executive management consistent with the Company's annual performance goals; (c) to recognize individual initiative, leadership and achievement; and (d) to provide competitive compensation that will attract and retain qualified corporate officers and key employees.

     Executive Officer Compensation Programs
     ---------------------------------------

     The compensation program for executive management consists of up to four elements: (1) base salary, which is set on an annual basis; (2) a cash incentive based on the achievement of performance goals established by the Compensation Committee; (3) incentive stock options; and (4) participation in the Company's ESOP program.

     The Board of Directors determines general salary and benefit policies and procedures. The Board uses market studies and published compensation data to review competitive rates of pay, to establish salary ranges, and to arrive at base salary levels. The Board approves base salaries at levels competitive with amounts paid to executives with comparable qualifications, experience and responsibilities after comparing salary information of similar sized banks as provided by the Virginia Bankers Association's Salary Survey of Virginia Banks and other compensation surveys. In addition, the Board considers the recent performance of the Company and assesses the executive's past performance and its expectation as to future contributions in leading the Company.

     Compensation for the officers other than the Chairman and the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the President and Chief Executive Officer, which is reviewed and affirmed by the Compensation Committee.

     The Board uses a subjective approach to the determination of compensation based on the factors noted above. Except concerning incentive stock options, the Board does not rely on formulas or weights of specific factors. Neither the profitability of the Company nor the market value of its stock is directly utilized in computing an officer's base compensation. The Company's executive compensation program has substantially relied on base salary as its primary component.

     Incentive stock option grants are earned only if the Compensation Committee determines that the objectives set forth in the option plan document are achieved by a specified date. The objective of these options is to create a link between officer compensation and Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the officer's contribution toward the Company's performance. To encourage growth in stockholder value, incentive stock options are granted to all officers who are in a position and have a responsibility to make a substantial contribution to the long-term success of the Company. The Board believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     During 2001, 3000 shares were granted to Mr. Roberts. As of the proxy date, the number of shares earned has not been determined.

     Chief Executive Officer Compensation
     ------------------------------------

     The compensation paid for 2001 to the Chief Executive Officer of the Company and the Bank, Austin L. Roberts, III, reflects the considered judgment of the Board embracing the policy and process described previously. The Board reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data to other community banks' senior executives and the Board's assessment of his past performance and its expectation as to his future contribution in leading the Company. No salary increase was granted for 2001. The Compensation Committee, also, establishes the criteria that would give rise to a cash incentive payment, and the conditions under which incentive stock options might be earned.

                                               Board of Directors
                                               Bay Banks of Virginia
                                               Ammon G. Dunton, Jr.
                                               Weston F. Conley, Jr.
                                               William A. Creager
                                               Thomas A. Gosse
                                               Austin L. Roberts, III
                                               A. Wayne Saunders


Compensation Committee Interlocks and Insider Participation

     During 2001 and up to the present time, there were transactions between the Bank and certain members of the Company's Board of Directors, or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

     The only members of the Board who served as an officer or employee of the Company or any of its affiliates during 2001 are: Ammon G. Dunton, Jr., Chairman of the Board of the Company and the Bank; and Austin L. Roberts, III, President and Chief Executive Officer of the Company and the Bank, and William A. Creager, Chairman of Bay Trust Company.

                             STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Stock Market Index and the Carson Medlin Independent Bank Index for the five year period ended December 31, 2001, assuming that an investment of $100 was made on December 31, 1996 and that dividends were reinvested. The Carson Medlin Company provides the Independent Bank Index. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

                                     [GRAPH]

                                    1996        1997       1998        1999        2000         2001
                                    ----        ----       ----        ----        ----         ----
BAY BANKS OF VIRGINIA, INC.        $ 100       $ 124      $ 155       $ 185       $ 177        $ 175
INDEPENDENT BANK INDEX               100         148        154         140         139          165
NASDAQ INDEX                         100         122        173         321         193          153

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committees of the Bank of Lancaster and Bay Trust Company oversee the Company's financial reporting process on behalf of the Board of Directors of the Company, which also acts as the Audit Committee of Bay Banks of Virginia. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee of the Bank of Lancaster reviewed the audited financial statements for the Annual Report with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. The Audit Committee of the Bank of Lancaster met four times and the Audit Committee of Bay Trust Company met two times to report their activities, recommendations, and conclusions to the Board of Directors of the Company during 2001. The Audit Committee of the Company met two times during 2001.

     The Bank's Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in Auditing Standards No. 61 (Communication with Audit/Personnel Committees). The Bank's Audit Committee has received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Company's independent auditors did not provide non-audit services during 2001.

     The Audit Committee of the Bank of Lancaster discussed with the Company's independent auditors the overall scope and plans for their audit. The Bank's Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Bank's Audit Committee held four meetings during the fiscal year ended December 31, 2001.

     In reliance on the reviews and discussions referred to above, the Bank's Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Company's Audit Committee has also recommended the selection of the Company's independent auditors.

                                           Audit Committee
                                           Bay Banks of Virginia
                                           Ammon G. Dunton, Jr.
                                           Weston F. Conley, Jr.
                                           William A. Creager
                                           Thomas A. Gosse
                                           Austin L. Roberts, III
                                           A. Wayne Saunders

Audit Fees

     Eggleston Smith, P.C. billed the Company $36,852 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2001, review of the financial statements included in the Company's Forms 10-Q for that fiscal year, and preparation of Company's state and Federal income tax returns.

Financial Information System Design and Implementation Fees

     Eggleston Smith, P.C. rendered no professional services for the year ended December 31, 2001 with respect to financial information systems design and implementation.

All Other Fees

     There were no billings by the independent auditors for services rendered other than those set forth above for the year ended December 31, 2001.

             PROPOSAL TWO - RATIFICATION OF SELECTION OF ACCOUNTANTS

     On the recommendation of the Company's Audit Committee, the Board of Directors has appointed Yount, Hyde & Barbour, P.C., certified public accountants ("Yount Hyde"), as the Company's independent auditors for 2002, subject to ratification of the stockholders. The services that Yount Hyde will perform will consist primarily of the examination and audit of the institution's financial statements, tax reporting assistance, and other audit and accounting matters. A representative of Yount Hyde will be available at the Annual Meeting to answer any questions from stockholders.

     The Board of Directors recommends the approval of the ratification of the appointment of Yount, Hyde & Barbour, P.C., and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

     On March 26, 2002, the Company's Board of Directors voted to engage Yount Hyde as the independent public accountant to audit the Company's financial statements for the fiscal year ending December 31, 2002, to replace the firm of Eggleston Smith, P.C. ("Eggleston Smith"), the independent public accountant engaged to audit the Company's financial statements as of December 31, 2001 and 2000, and for each of the years in the two year period ended December 31, 2001.

     Consistent with the Company's policies, it conducted a bidding process to select the independent public accountant to audit the Company's fiscal year ending December 31, 2002. The Company's Audit Committee received bids from several independent public accounting firms, including Eggleston Smith. After reviewing the proposals, the Company's Audit Committee selected Yount Hyde, which the Company's Board of Directors approved.

     Eggleston Smith's report on the consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the two year period ended December 31, 2001, contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. In connection with the audit of the two fiscal years ending December 31, 2001 and the subsequent interim period preceding the engagement of Yount, Hyde, there were no disagreements with Eggleston Smith on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                           RELATED PARTY TRANSACTIONS

     Some of the Company directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     The law firm of Dunton, Simmons & Dunton serves as legal counsel to the Company, the Bank of Lancaster and Bay Trust Company. Mr. Ammon G. Dunton, Jr., is a senior member of the firm.

     None of the directors serves as a director of any other publicly held company.

                                  OTHER MATTERS

By-Law Amendment

     On February 20, 2002, the Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company's By-Laws, approved an amendment to Article V, Sections 1 through 4 of the By-Laws. Article V was amended in its entirety as follows:

     Section 1. Executive Committee. The Board of Directors by resolution may
                -------------------
designate an Executive Committee, which shall include the Chairman of the Board and the President and such other members of the Board of Directors as they select. The Executive Committee shall have and may exercise all authority of the Board of Directors except to fill vacancies on the Board, to amend or repeal these By-laws and adopt new By-laws, to approve or recommend to stockholders that they approve an amendment to the Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all or substantially all of the Corporation's assets other than in regular course of business, or a plan of dissolution. Further, the Executive Committee shall not be empowered to authorize or approve a distribution, the issuance or sale of shares, or designation of preferences for preferred stock of the Corporation. The Executive Committee shall keep its minutes and provide copies of the same at the next meeting of the Board of Directors.

     Section 2. Nominating and Governance Committee. The Chairman may appoint a
                -----------------------------------
Nominating and Governance Committee, who may be selected from the Board of Directors of the Corporation and the boards of directors of any subsidiary corporation. Such committee shall recommend to the Board of Directors nominees for the Board of Directors, shall review By-laws, proxy statements and proxies to be distributed to stockholders, and shall review policies and practices regarding shareholder voting. The Chairman of the Board and the President of all subsidiary banks (as defined in the Virginia Financial Institution Holding Companies Act) shall be among the nominees for the Board of Directors, and each shall be subject to removal if he or she ceases to hold such office in a subsidiary bank. If such committee is not appointed, the Board of Directors shall perform the duties of the Nominating and Governance Committee.

     Section 3. Audit Committee. The Board of Directors shall elect an Audit
                ---------------
Committee consisting of at least three independent directors, who may be selected from the Board of Directors of the Corporation and the boards of directors of any subsidiary corporation. They shall have the responsibility for seeing that the Corporation is audited regularly. The Committee shall elect its chairman, who shall be an independent director of the Corporation. The voting members of the committee shall consist of non-employee directors. Non-employee members of the committee must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member. The Chairman and President of the Corporation as well as the Bank of Lancaster's Internal Auditor may attend meetings of the Audit Committee, at the pleasure of the Committee. The Audit Committee shall make periodic reports to the Board of Directors. Such reports shall state whether adequate internal audit controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the matter of audit controls and procedures as the Committee deems advisable. These responsibilities may, in part or in whole, and from time to time, be delegated to the audit committees of subsidiary corporations provided that full reports of such audit committees' deliberations are made to the Audit Committee of the Corporation and at least one member of the Audit Committee of the Corporation is in attendance at each meeting of the audit committee of subsidiary corporations.

     Section 4. Compensation Committee. The Chairman may appoint a Compensation
                ----------------------
Committee, which shall consist of at least three directors of the Corporation and its subsidiary corporations, together with the Chairman and President of the Corporation. The Compensation Committee shall have responsibility to recommend appropriate compensation for all officers of the Corporation and its subsidiaries. It shall have the responsibility for the administration of the Corporation's incentive and non-qualified stock option plans for employees and directors. It shall also make recommendations of contributions, if any, to the

Employees' Stock Ownership Plan to the Corporation's Board of Directors. If such committee is not appointed, the Board of Directors shall perform the duties of the Compensation Committee.

     Section 5. Other Committees. Other committees, consisting of directors,
                ----------------
officers or employees of the Corporation and subsidiary corporations may be designated by resolution of the Board of Directors from time to time. Such committees shall have the duties set forth in the resolutions creating such committees.

Prior to the amendment, Article V read as follows:

     Section 1. Executive Committee. The Board of Directors by resolution may
                -------------------
designate an Executive Committee, which shall include the Chairman of the Board and the President and such other members of the Board of Directors as they select. The Executive Committee shall have and may exercise all authority of the Board of Directors except to amend or repeal these By-laws and adopt new By-laws, to approve an amendment to the Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all or substantially all of the Corporation's assets other than in regular course of business, or a plan of dissolution. The Executive Committee shall keep its minutes and provide copies of the same at the next meeting of the Board of Directors.

     Section 2. Nominating and Governance Committee. The Chairman shall appoint
                -----------------------------------
a Nominating and Governance Committee which shall recommend to the Board of Directors nominees for the Board of Directors, shall review By-laws, proxy statements and proxies to be distributed to stockholders, and shall review policies and practices regarding shareholder voting. The Chairman of the Board and President of all subsidiary banks shall be among the nominees for the Board of Directors, and each shall be subject to removal if he or she ceases to hold such office in a subsidiary bank.

     Section 3. Audit Committee. The Board of Directors shall elect an Audit
                ---------------
Committee consisting of a least three independent directors, who shall have the responsibility for seeing that the corporation is audited regularly. The Committee shall elect its chairman. The voting members of the Committee shall consist of non-employee directors. Non-employee directors of the committee must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member. The Chairman, President and the Bank of Lancaster's Internal Auditor may attend meetings of the Audit Committee, at the pleasure of the Committee. The Audit Committee shall make periodic reports to the Board of Directors. Such reports shall state whether adequate internal audit controls and procedures are being maintained for the corporation and its subsidiaries and shall recommend to the Board of Directors such changes in the matter of audit controls and procedures as the Committee deems advisable. These responsibilities may, in part or in whole, and from time to time, be delegated to the Audit Committee of the Bank of Lancaster provided that full reports of that Committee's deliberations are made to the Audit Committee of the corporation and at least one member of the Audit Committee of the corporation is in attendance at each meeting of the Audit Committee of the Bank of Lancaster.

     Section 4. Other Committees. Other committees, consisting of directors,
                ----------------
officers or employees of the Corporation may be designated by resolution of the Board of Directors from time to time. Such committees shall have the duties set forth in the resolutions creating such committees.

General

     The Company knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

                              STOCKHOLDER PROPOSALS

     The Company's By-Laws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of Director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the date of the anniversary of the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the By-Laws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy materials. To be considered for inclusion in the Company's proxy materials relating to the 2002 Annual Meeting of Stockholders under SEC rules, the Secretary of the Company must receive stockholder proposals no later than December 20, 2002. Stockholder proposals should be addressed to Corporate Secretary, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

     The 2003 Annual Meeting of Stockholders is scheduled for Monday May 19,
2003.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for 2001, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Richard C. Abbott, Treasurer, Bay Banks of Virginia, Inc., P. O. Box 1869, Kilmarnock, Virginia 22482.

                           BAY BANKS OF VIRGINIA, INC.
           This Proxy is solicited on behalf of the Board of Directors

     The undersigned, revoking all prior proxies, hereby appoints Ammon G. Dunton, Jr. and Austin L. Roberts, III, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned on April 1, 2002, at the Annual Meeting of Stockholders to be held on May 20, 2002, at 1:00 p.m. at the Indian Creek Yacht and Country Club, Kilmarnock, Virginia, or any adjournment thereof, on each of the following matters:

1. To elect directors to serve for the term which expires at the annual meetings of stockholders in 2005 (Class I):

     [_]   FOR all Nominees listed below        [_]   WITHHOLD AUTHORITY to vote
         except as marked to the contrary below    for those indicated below


     Class I:    Austin L. Roberts, III

     Class I:    A. Wayne Saunders

     NOTE: You may line through the name of any individual nominee for whom you wish to withhold your vote.


2. To ratify the selection by the Board of Directors of Yount Hyde and Barbour, P.C., independent certified public accountants, as auditors of the Company for 2002.

          [_] FOR                 [_] AGAINST              [_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Directors has not been notified of any such matters.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each proposal. All joint owners MUST sign.

     Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                _______________________________
                                                Signature


                                                _______________________________
                                                Signature (if jointly owned)


                                                Dated:____________________, 2002

     Please mark, sign, date and return this Proxy promptly in the enclosed envelope.